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Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
GATEFIELD CORPORATION
as amended

1.     The name of the corporation is GATEFIELD CORPORATION.

2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.     The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.     (a)    The corporation is authorized to issue a total of 67,000,000 shares of all classes of stock, of which, 65,000,000 shall be shares of common stock with a par value of $.10 per share and 2,000,000 shall be shares of series preferred stock with a par value of $.10 per share.

       (b) Each holder of record of common stock shall be entitled to one vote for each share of such stock standing in his name on the books of the corporation.

(c) The Board of Directors is authorized to issue series preferred stock from time to time in one or more series. Each series shall be distinctively designated. Except as otherwise stated and expressed pursuant to the provisions of this article, all series of series preferred stock shall rank equally and be identical in all respects. The resolution or resolutions providing for the issue of series preferred stock shall specify the voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions thereof, of such series, including, but not limited to:

       (i) the number of shares to constitute the series and the distinctive designation thereof;

(ii)   the voting powers, full or limited, or no voting powers;

(iii) the redemption price or prices, if any, and the terms and conditions on which shares of such series shall be redeemable at the option of the holders thereof or of the corporation or on the occurrence of a specified event;

(iv) the rate of dividends payable on shares of such series; the conditions on which and the times when such dividends are payable; the preference to, or the relation to, the payment of the dividends on any other class or classes or any other series of stock, whether cumulative or non-cumulative, and, if cumulative, the dates from which dividends on shares of such series shall be cumulative.

(v) the rights of shares of such series upon the liquidation, dissolution or winding up of, or upon any distribution of the assets of, the corporation;

(vi) the rights, if any, of the holders of shares of such series or of the corporation to convert such shares into, or exchange such shares for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation, or the conversion or exchange of shares of such series into such other shares upon the occurrence of a specified event; and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable; and any other terms and conditions of such conversion or exchange; and

(vii) the sinking fund requirements, if any, be applied to the purchase or redemption of shares of such series,

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including the amount of such fund or funds and the manner of application.

5A.    The name and mailing address of the incorporator is as follows:

NAME                               MAILING ADDRESS
Richard E. Offerdahl               122 Demont Avenue East
                                   St. Paul, Minnesota 55117

5B.    The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME                        MAILING ADDRESS
Richard E. Offerdahl        122 Demont Avenue East
                            St. Paul, Minnesota 55117

James E. Thornton           131 Montrose Place
                            St. Paul, MN 55104

Raymond W. Allard           682 Woodridge Drive
                            St. Paul, MN 55118

6.     The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, and by this Certificate of Incorporation, the Board of Directors is hereby expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such Director as a Director, provided, however, that this Article 10 shall not eliminate or limit the liability of a Director to the extent provided by applicable law (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the Director derived an improper personal benefit. No amendment to or repeal of this
Article 10 shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

11. This Article 11 is inserted for the management of the business and for the conduct of the affairs of the Corporation.

(a) Number of Directors. The number of directors of the Corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by the Board of Directors.

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(b)    Classes of Directors.  The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such a fraction is two-thirds, one of the extra directors shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

(c) Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1997; each initial director in Class 11 shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1998; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the fiscal year ending December 31, 1999; and provided further, that the term of each director shall continue until the election and qualification of his successor and shall be subject to his earlier death, resignation or removal.

(d) Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of director in accordance with the provisions of paragraph (b) above.

(e) Quorum; Action at Meeting. A majority of the total number of directors then in office shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; PROVIDED, HOWEVER, that in no case shall less than one-third of the number of directors fixed pursuant to paragraph (a) above constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by this Certificate of Incorporation.

(f) Removal. If and for so long as the Board of Directors is classified pursuant to Section 141(d) of the General Corporation Law of Delaware, stockholders may effect the removal of a director or the entire Board of Directors only for cause, unless this Certificate of Incorporation provides otherwise.

(g) Vacancies. Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board, may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

(h) Amendments. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all of the stockholders would be entitled to cast at an annual election of directors or class of directors shall be required to amend, repeal or to adopt any provision inconsistent with, this Article 11.